                                                             EXHIBIT NO. 99(p)


                          MFS MULTIMARKET INCOME TRUST









MFS Multimarket Income Trust
200 Berkeley Street
Boston, MA  02116

Gentlemen:

         In connection with my purchase of ___________________________ Shares of Beneficial Interest (without par value) of MFS Multimarket Income Trust, I hereby represent and warrant to you that I am purchasing said shares as an investment with no intention of redeeming or reselling said shares until a date at least two years hereafter.

                                             Very truly yours,



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